Exhibit 4.9.2

AMENDMENT No. 2

TO THE PURCHASE AGREEMENT

BETWEEN

GRUPO TACA HOLDINGS LIMITED

AND

AIRBUS S.A.S.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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This Amendment N°2 to the Agreement (as defined below) (hereinafter referred to as the “Amendment N°2”) is made as of the              day of July, 2014,

between

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law and having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (hereinafter referred to as the “Seller”)

and

GRUPO TACA HOLDINGS LIMITED, created and existing under the laws of the Commonwealth of The Bahamas and having its principal office at Winterbotham Place, Marlborough and Queen Streets. P.O. Box N-3026 Nassau, The Bahamas (hereinafter referred to as the “Buyer”)

the Buyer and the Seller being together referred to as the “Parties” and each a “Party”.

WHEREAS:

(A)

Pursuant to the A320 Family and A320 NEO Family Purchase Agreement dated December 27th, 2011, entered into between the Seller and Avianca Holdings S.A., legal successor of AviancaTaca Holdings S.A. (the “Original Buyer”) (the “Original Purchase Agreement”), inter alia, the Original Buyer agreed to buy, and the Seller agreed to sell, certain aircraft, upon the terms and subject to the conditions contained therein; and

(B)

Concurrently with the TACA Assignment (as defined below), the Original Buyer and the Seller entered into an amendment N°1 to the Original Purchase Agreement on February 28th, 2013 to amend certain provisions of the Original Purchase Agreement (the “Original Amendment N°1”); and

(C)

Pursuant to the letter agreement N°9 to the Original Purchase Agreement, the Buyer, the Original Buyer and the Seller entered into an Assignment, Assumption and Amendment Agreement dated February 28th, 2013 (the “TACA Assignment”), whereby the Original Buyer partially transferred and assigned to the Buyer its rights, title, benefits and interests and its obligations and liabilities under the Original Agreement (as defined below) so far as they relate to the [***]Aircraft (as defined in [***]the TACA Assignment) [***]).

The Buyer and the Seller have entered on March 31st, 2014 into an amendment N°1 to the Agreement (the “Amendment N°1”) to [***]Aircraft into [***]Aircraft and [***]Aircraft, and [***] the Scheduled Delivery Months of the [***]Aircraft.

(D)

The Seller wishes to use one Aircraft scheduled to be delivered to the Buyer under the Agreement for a series of flight tests ahead of Delivery and the Buyer wishes to allow the Seller to carry out such flight tests, under the terms and conditions set out this Amendment N°2.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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NOW THEREFORE IT IS AGREED AS FOLLOWS:

0	DEFINITIONS

Capitalized terms used herein and not otherwise expressly defined in this Amendment N°2 shall have the meanings assigned thereto in the Agreement.

“Agreement” means the Original Agreement as partially transferred and assigned by the Original Buyer to the Buyer pursuant to the TACA Assignment, as subsequently amended.

“AVTA Agreement” means the Original Agreement with all of its terms and conditions except as transferred and assigned to the Buyer and to Aerovias del Continente Americano S.A. Avianca pursuant to respectively the TACA Assignment and the Assignment, Assumption and Amendment Agreement dated February 28th, 2013 with the Original Buyer, the Seller and Aerovias del Continente Americano S.A. Avianca.

“Original Agreement” means the Original Purchase Agreement as amended by the terms and provisions of the Original Amendment N°1.

1	A321 NEO [***]

2	EFFECT OF THE AMENDMENT N°2

2.1	This Amendment N°2 shall enter into full force and effect from the date mentioned hereabove.

2.2	The Agreement will be deemed amended to the extent herein provided, and, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms.

2.3

Both Parties agree that this Amendment N°2 will constitute an integral, nonseverable part of the Agreement and be governed by its provisions, except that if the Agreement and this Amendment N°2 have specific provisions that are inconsistent, the specific provisions contained in this Amendment N°2 will govern.

2.4

Except as otherwise provided by the terms and conditions hereof, this Amendment N°2 contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior understandings, commitments, agreements, representations and negotiations whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorized representatives of both Parties.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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3	MISCELLANEOUS

3.1

This Amendment N°2 (and its existence) shall be treated by each Party as confidential and shall not be released or revealed in whole or in part to any third party without the prior written consent of the other Party. In particular, each Party agrees not to make any press release or public filing concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior written consent of the other Party.

3.2

Notwithstanding any other provision of this Amendment N°2 or of the Agreement, this Amendment N°2 will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of this provisions will be void and of no force or effect.

3.3

This Amendment N°2 may be executed by the Parties hereto in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

3.4

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

3.5	IT IS AGREED THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS WILL NOT APPLY TO THIS AMENDMENT N°2.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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IN WITNESS WHEREOF this Amendment N°2 was entered into the day and year above written.

GRUPO TACA HOLDINGS LIMITED	AIRBUS S.A.S.

By :	By :

Its :	Its :

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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